EXHIBIT 23




                       [EKW & ASSOCIATES, LLP LETTERHEAD]




                          INDEPENDENT AUDITORS' CONSENT




Board of Directors
Kentucky National Bancorp, Inc.
Elizabethtown, Kentucky


We  hereby  consent  to  the   incorporation   by  reference  in  the  Company's
Registration Statement on Form S-8 (File No. 333-41676) and in Post-Effective Amendment No. 1 on Form S-8 to the Company's Registration Statement on Form S-4 (File No. 333-72371) and in the related Prospectuses, of our report dated February 20, 2002, relating to the financial statements of Kentucky National Bancorp, Inc., included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001.




/s/ EKW & Associates, llp


Owensboro, Kentucky
March 27, 2002